                                                                       EXHIBIT 1

                       DIRECTORS AND EXECUTIVE OFFICERS
                      OF PARENT, MERCK-MEDCO AND OFFEROR


   The names and ages of the directors, managers and executive officers of Parent, Merck-Medco and Offeror, and their present principal occupations or employment and five-year employment history, are set forth below. Unless otherwise indicated, each individual is a citizen of the United States and has been employed by Parent, Merck-Medco or Offeror, as the case may be, for the last five years. The directors and executive officers of Parent and Offeror have a business address of One Merck Drive, Whitehouse Station, New Jersey 08889-0100, with a business telephone number of 908-423-1000. The managers and executive officers of Merck-Medco have a business address of 100 Parsons Pond Drive, Franklin Lakes, New Jersey 07417.

                                    PARENT

                                   Present Principal Occupation or Employment
                                                      with
                                   Parent; Material Positions Held During the
          Name and Age                           Past Five Years
          ------------           ----------------------------------------------
 H. Brewster Atwater, Jr. (68).. Director since 1988; Retired since 1995;
                                 Chairman of the Board and Chief Executive
                                 Officer, General Mills, Inc. (consumer foods
                                 and restaurants) for more than five years;
                                 Director, American Express Funds and Mayo
                                 Foundation; Member, The Business Council.

 Lawrence A. Bossidy (65)....... Director since 1992; Chairman, Honeywell
                                 International Inc. (aerospace, home and
                                 industrial controls, specialty chemicals and
                                 transportation products) since December 1999;
                                 prior to that Chairman of the Board and Chief
                                 Executive Officer, AlliedSignal, Inc.
                                 (aerospace, automotive products and engineered
                                 materials technology) for more than five
                                 years; Director, Champion International
                                 Corporation and J.P. Morgan & Co.
                                 Incorporated; Member, The Business Council and
                                 The Business Roundtable.

 William G. Bowen, Ph.D. (66)... Director since 1986; President, The Andrew W.
                                 Mellon Foundation (philanthropic foundation) for more than five years; Director, American
                                 Express Company; Member, Board of Overseers,
                                 Teachers Insurance and Annuity Association of
                                 America--College Retirement Equities Fund;
                                 Trustee, Denison University.

 Johnnetta B. Cole, Ph.D. (63).. Director since 1994; Presidential
                                 Distinguished Professor, Emory University since September 1998; prior to that from 1987 to June 1997--President, Spelman College;
                                 Director, Coca-Cola Enterprises; Trustee,
                                 Rockefeller Foundation and Gallaudet
                                 University; Member, Council on Foreign
                                 Relations and National Council of Negro Women;
                                 Fellow, American Anthropological Association.

 Lloyd C. Elam, M.D. (71)....... Director since 1973; Professor of Psychiatry,
                                 Meharry Medical College for more than five
                                 years; Trustee, The Alfred P. Sloan
                                 Foundation.

 Niall FitzGerald (54).......... Director since 2000; Chairman, Unilever PLC
                                 (foods and home and personal care) since
                                 September 1996; prior to that from 1994 to
                                 1996-- Vice-Chairman, Unilever PLC; Vice-
                                 Chairman, Unilever NV since September 1996;
                                 Director, Telefonaktiebolaget LM Ericsson and
                                 Leverhulme Trust; Governor, National Institute
                                 of Economic and Social Research; Trustee, The
                                 Conference Board; Member, The Business
                                 Council, Council of British Executive Services
                                 Overseas, EU-China Business Council, Hong
                                 Kong-European Business Cooperation Committee,
                                 Trilateral Commission and World Economic
                                 Forum. Mr. FitzGerald is an Irish citizen.

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
                                Present Principal Occupation or Employment with
                                Parent; Material Positions Held During the Past
         Name and Age                             Five Years
         ------------          ------------------------------------------------
 Carleton S. Fiorina (45)....  Director since 1999; President and Chief
                               Executive Officer, Hewlett-Packard Company
                               (computing and imaging products and services)
                               since July 1999; prior to that from October 1997
                               to July 1999--Group President, Global Services
                               Provider Business, Lucent Technologies Inc.
                               (communications systems and technology); prior
                               to that from October 1996 to October 1997--
                               President, Lucent Technologies Consumer
                               Products; prior to that from January 1996 to
                               October 1996--Executive Vice President,
                               Corporate Operations, Lucent Technologies Inc.;
                               prior to that from January 1995 to January
                               1996--President, North America Region of the
                               Network Systems Group, AT&T; Director, Hewlett-
                               Packard Company and Kellogg Company.

 Raymond V. Gilmartin (59)...  Director since 1994; Chairman of the Board since
                               November 1994; President and Chief Executive
                               Officer since June 1994; Director, General
                               Mills, Inc. and Public Service Enterprise Group;
                               Immediate Past Chairman, Pharmaceutical Research
                               and Manufacturers of America; Member, The
                               Business Council and The Business Roundtable.
 William B. Harrison, Jr.
  (56).......................  Director since 1999; Chairman since January 2000 and Chief Executive Officer since June 1999, The
                               Chase Manhattan Corporation and The Chase
                               Manhattan Bank (financial services); President
                               from June 1999 to December 1999 and Vice
                               Chairman from 1991 to December 1999, The Chase
                               Manhattan Corporation and The Chase Manhattan
                               Bank; Director, Dillard's Inc.
 William N. Kelley, M.D.
  (60).......................  Director since 1992; Professor of Medicine,
                               Biochemistry and Biophysics, University of
                               Pennsylvania School of Medicine since February
                               2000; Chief Executive Officer, University of
                               Pennsylvania Health System, Dean of the School
                               of Medicine and Executive Vice President,
                               University of Pennsylvania from 1989 to February
                               2000. Director, Beckman Coulter, Inc. and
                               Philadelphia Orchestra Association; Trustee,
                               Emory University; Fellow, American Academy of
                               Arts and Sciences; Member, American
                               Philosophical Society, Institute of Medicine of
                               the National Academy of Sciences, Board of
                               Managers of Wistar Institute; Master, American
                               College of Physicians.
 Edward M. Scolnick, M.D.
  (59).......................  Director since 1997; Executive Vice President,
                               Science and Technology and President, Merck
                               Research Laboratories for more than five years;
                               Member, National Academy of Sciences and its
                               Institute of Medicine.

 Anne M. Tatlock (60)........  Director since 2000; President since 1994 and
                               Chief Executive Officer since September 1999,
                               Fiduciary Trust Company International (global
                               asset management services); Director, Fiduciary
                               Trust Company International, American General
                               Corporation and Fortune Brands, Inc.; Chairman,
                               Cultural Institutions Retirement Systems;
                               President, American Ballet Theatre Foundation;
                               Trustee, The Andrew W. Mellon Foundation, Teagle
                               Foundation and Vassar College.

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
                                Present Principal Occupation or Employment with
                                Parent; Material Positions Held During the Past
         Name and Age                             Five Years
         ------------          ------------------------------------------------
 Samuel O. Thier, M.D. (62)..  Director since 1994; President since April 1997 and Chief Executive Officer since July 1996,
                               Partners HealthCare System, Inc.; prior to that
                               from May 1994 to April 1997--President,
                               Massachusetts General Hospital; Director,
                               Partners HealthCare System, Inc. and Charles
                               River Laboratories, Inc.; Member, Institute of
                               Medicine of the National Academy of Sciences;
                               Fellow, American Academy of Arts and Sciences;
                               Trustee, Brandeis University, Boston Museum of
                               Science, Cornell University, The Commonwealth
                               Fund and WGBH Public Television; Master,
                               American College of Physicians.

 Dennis Weatherstone (69)....  Director since 1988; Retired (1995); Chairman of the Board, J.P. Morgan & Co. Incorporated and
                               Morgan Guaranty Trust Company of New York
                               (banking and other financial services) for more
                               than five years; Director, General Motors
                               Corporation, L'Air Liquide and Institute for
                               International Economics; Independent Member of
                               the Board of Banking Supervision of the
                               Financial Services Authority, London; President,
                               Royal College of Surgeons Foundation; Trustee,
                               The Alfred P. Sloan Foundation; Member, The
                               Business Council. Mr. Weatherstone is a citizen
                               of both the United States and Great Britain.

 David W. Anstice (51).......  President, Human Health-The Americas since
                               January 1997--responsible for Parent's
                               prescription drug business in the United States,
                               Canada and Latin America and medical and
                               scientific affairs; prior to that since
                               September 1994--President, Human Health-
                               U.S./Canada--responsible for Parent's
                               prescription drug business in the United States
                               and Canada, worldwide coordination of marketing
                               policies and medical and scientific affairs.
                               Mr. Anstice is an Australian citizen.

 Paul R. Bell (54)...........  President, Human Health-Asia Pacific since April
                               1997--responsible for Parent's prescription drug
                               business in the Far East, Australia, New Zealand
                               and Japan; prior to that since March 1994--Vice
                               President, Merck Sharp and Dohme Australia and
                               New Zealand. Mr. Bell is a New Zealand citizen.

 Richard T. Clark (54).......  President, Merck-Medco since January 2000. Prior to that since June 1997--Executive Vice
                               President/Chief Operating Officer, Merck-Medco.
                               Prior to that since April 1997--Senior Vice
                               President, Quality Commercial Affairs, Merck
                               Manufacturing Division. Prior to that since May
                               1996--Senior Vice President, North American
                               Operations, Merck Manufacturing Division. Prior
                               to that since October, 1994--Vice President,
                               North American Operations, Merck Manufacturing
                               Division.

 Celia A. Colbert (43).......  Vice President, Secretary and Assistant General
                               Counsel since January 1997; prior to that since
                               November 1993--Secretary and Assistant General
                               Counsel.

 Linda M. Distlerath (46)....  Vice President, Public Affairs since January
                               1999--responsible for public affairs and The
                               Merck Company Foundation (a not-for-profit
                               charitable organization affiliated with Parent);
                               prior to that since October 1997--Executive
                               Director, Public Policy and Merck Research
                               Laboratories Public Affairs; prior to that since
                               April 1995--Executive Director, Merck Research
                               Laboratories Public Affairs; prior to that since
                               October 1990--Senior Director, Science &
                               Technology Policy--responsible for public policy
                               strategies in support of Parent's research and
                               development programs.

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
                                Present Principal Occupation or Employment with
                                Parent; Material Positions Held During the Past
         Name and Age                             Five Years
         ------------          ------------------------------------------------
 Caroline Dorsa (40).........  Vice President and Treasurer since September
                               1999--responsible for Parent's treasury and tax
                               functions and for providing financial support
                               for the Asia Pacific Division; prior to that
                               since February 1999--Vice President and
                               Treasurer--responsible for Parent's treasury and
                               tax functions; prior to that since January
                               1997--Vice President and Treasurer; prior to
                               that since January 1994--Treasurer.

 Kenneth C. Frazier (45).....  Senior Vice President and General Counsel since
                               December 1999--responsible for legal and public
                               affairs functions and The Merck Company
                               Foundation (a not-for-profit charitable
                               organization affiliated with Parent); prior to
                               that since January 1999--Vice President and
                               Deputy General Counsel; prior to that since
                               January 1997--Vice President, Public Affairs and
                               Assistant General Counsel--responsible for
                               public affairs, corporate legal activities and
                               The Merck Company Foundation; prior to that
                               since April 1994--Vice President, Public
                               Affairs.

 Douglas A. Greene (55)......  Executive Vice President, Clinical Sciences and
                               Product Development since May 2000; prior to
                               that Chief of the Division of Endocrinology &
                               Metabolism at the University of Michigan Medical
                               School in Ann Arbor and Director of both the
                               University's Center for Clinical Investigation
                               and Therapeutics and the Michigan Diabetes
                               Research Training Center.
 Richard C. Henriques, Jr.
  (44).......................  Vice President, Controller since February 1999--
                               responsible for the Corporate Controller's Group
                               and providing financial support for U.S. Human
                               Health, Canada and Latin America (The Americas);
                               prior to that since January 1998--Vice President
                               & Controller, The Americas; prior to that since
                               January 1997--Controller, The Americas; prior to
                               that since January 1994--Controller, North
                               America Pharmaceutical Care.

 Bernard J. Kelley (58)......  President, Merck Manufacturing Division since
                               December 1993.

 Judy C. Lewent (51).........  Senior Vice President and Chief Financial
                               Officer since January 1997--responsible for
                               financial and corporate development functions,
                               internal auditing and Parent's joint venture
                               relationships; prior to that since September
                               1994--Senior Vice President and Chief Financial
                               Officer; since January 1993--responsible for
                               financial and public affairs functions, The
                               Merck Company Foundation (a not-for-profit
                               charitable organization affiliated with Parent);
                               since December 1993--responsible for internal
                               auditing and Parent's joint venture
                               relationships.

 Per G. H. Lofberg (52)......  Chairman, Merck-Medco since January 2000; prior to that since December 1995--President, Merck-
                               Medco; prior to that since January 1994--
                               President, Merck-Medco Managed Care Division.
                               Mr. Lofberg is a Swedish citizen.

 Adel Mahmoud (58)...........  President, Merck Vaccines since May 1999; prior to that since November 1998--Executive Vice
                               President, Merck Vaccines; prior to that since
                               1987--John H. Hord Professor and Chairman,
                               Department of Medicine and Physician-in-Chief,
                               Case Western Reserve University and University
                               Hospitals of Cleveland.

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
                                Present Principal Occupation or Employment with
                                Parent; Material Positions Held During the Past
         Name and Age                             Five Years
         ------------          ------------------------------------------------
 Roger M. Perlmutter (47)....  Executive Vice President, Worldwide Basic
                               Research and Preclinical Development, Merck
                               Research Laboratories since July 1999; prior to
                               that since February 1999--Executive Vice
                               President, Merck Research Laboratories; prior to
                               that since February 1997--Senior Vice President,
                               Merck Research Laboratories; prior to that since
                               May 1989--Professor and Chairman, Department of
                               Immunology, University of Washington.

 Per Wold-Olsen (52).........  President, Human Health-Europe, Middle East &
                               Africa since January 1997--responsible for
                               Parent's prescription drug business in Europe,
                               the Middle East and Africa and worldwide
                               coordination of marketing policies; prior to
                               that since September, 1994--President, Human
                               Health-Europe--responsible for Parent's European
                               prescription drug business. Mr. Wold-Olsen is a
                               Norwegian citizen.

 Wendy L. Yarno (45).........  Senior Vice President, Human Resources since
                               December 1999; prior to that since June 1999--
                               Vice President, Human Resources; prior to that
                               since January 1999--Vice President, Worldwide
                               Human Health Marketing; prior to that since
                               November 1997--Vice President, Women's Health
                               Care, Johnson & Johnson, Ortho-McNeil
                               Pharmaceutical; prior to that since January
                               1995--Vice President, Hypertension and Heart
                               Failure Therapeutic Business Group, U.S. Human
                               Health.

                                  MERCK-MEDCO

                               Present Principal Occupation or Employment with
                                                 Merck-Medco;
                                 Material Positions Held During the Past Five
                                                    Years
                               -----------------------------------------------
 Richard T. Clark (54).......  Manager and President, Merck-Medco. See
                               description above.

 Caroline Dorsa (40).........  Manager, Merck-Medco. See description above.

 Per G. H. Lofberg (52)......  Manager and Chairman, Merck-Medco. See
                               description above.

 JoAnn A. Reed (44)..........  Manager, Merck-Medco. Senior Vice President,
                               Finance, Merck-Medco for more than five years.

 Bert I. Weinstein (51)......  Manager, Merck-Medco. Vice President and
                               Assistant General Counsel of Parent since
                               January 2000; prior to that since 1995--Senior
                               Vice President and General Counsel of Medco.

 Richard Schatzberg (46).....  Executive Vice President, Business and Customer
                               Development, Merck-Medco since January 1999;
                               prior to that since 1995--Executive Vice
                               President, Account Management.

 Isaac Shulman (45)..........  Executive Vice President, Pharmaceutical
                               Manufacturer Contracting, Merck-Medco since
                               January 1999; prior to that since 1995 Senior
                               Vice President, Pharmaceutical Manufacturer
                               Contracting, Merck-Medco.

                                    OFFEROR

                                 Present Principal Occupation or Employment
                                                    with
                                 Offeror; Material Positions Held During the
         Name and Age                          Past Five Years
         ------------          ----------------------------------------------
 Jon Filderman (42)..........  Sole Director, Vice President and Assistant
                               Secretary of Offeror since May 2000. Assistant
                               Counsel to Parent since 1995.

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
                                Present Principal Occupation or Employment with
                               Offeror; Material Positions Held During the Past
         Name and Age                             Five Years
         ------------          ------------------------------------------------
 Celia A. Colbert (43).......  Secretary of Offeror since May 2000. See description above.

 Richard N. Kender (45)......  Vice President and Assistant Secretary of
                               Offeror since May 2000. Vice President,
                               Financial Evaluation and Analysis and Business
                               Development of Parent since February 1999; prior
                               to that since 1996--Vice President, Corporate
                               Development; prior to that since 1994--Executive
                               Director, Corporate Development.

 Judy C. Lewent (51).........  President of Offeror since May 2000. See description above.

 Barbara Yanni (46)..........  Vice President and Treasurer of Offeror since
                               May 2000. Executive Director, Corporate
                               Development of Parent since February 1997; prior
                               to that since 1994--Senior Director, Financial
                               Evaluation and Analysis.